Exhibit 99.3

REIGN CORPORATION

UNAUDITED PROFORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

REIGN CORPORATION

UNAUDITED PROFORMA CONDENSED COMBINED FINANCIAL STATEMENTS

OF THE COMPANY FOR THE YEAR ENDED DECEMBER 31, 2015 AND

AS OF AND FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2016

The following unaudited proforma condensed combined financial statements give effect to the December 1, 2016 Asset Purchase Agreement whereby Reign Corporation (the “Company”) acquired substantially all of the operating assets of Coordinates Collection, Inc., a Delaware corporation (“CCI”) (the “Acquisition”). CCI markets and distributes classic custom jewelry through Le Bloc and custom jewelry, inscribed with location coordinates commemorating life’s special moments through Coordinates Collection.  On December 1, 2016, the parties executed all documents related to the Acquisition.  Upon the closing of the Acquisition, the Company received substantially all of the operating assets of CCI, consisting of fixed assets and intellectual property valued at $712,564 in exchange for 7,000,000 shares of common stock valued at $770,000. In addition, there is a cash payment of $500,000 contingent upon a future offering and earn out payments for all sales of CCI and RGNP products sold via CCI sales channels for the 2017, 2018, 2019 and 2020 calendar years. The estimated fair value of the contingent payments totaled $424,511 and was recognized as a liability in the accompanying proforma combined balance sheets as of December 1, 2016. The balance of the purchase price in excess of the net assets acquired has been allocated to “goodwill” on the accompanying unaudited proforma condensed combined balance sheet.

The unaudited proforma condensed combined balance sheet as of September 30, 2016, together with the unaudited condensed combined statements of operations for the year ended December 31, 2015 and for the three and nine months ended September 30, 2016 presented herein gives effect to the Acquisition as if the transaction had occurred at the beginning of such periods and includes certain adjustments that are directly attributable to the transaction which are expected to have a continuing impact on the Company, and are factually supportable, as summarized in the accompanying notes and assumptions.

The proforma condensed combined financial statements presented herein are unaudited and have been prepared for illustrative purposes only and are not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been realized had the Company and CCI been a combined company during the specified periods.  The unaudited proforma condensed combined financial statements, including the notes and assumptions thereto, are qualified in their entirety by reference, and should be read in conjunction with:

●	The accompanying notes and assumptions to the unaudited proforma condensed combined financial statements.

●	The audited consolidated financial statements of the Company for the year ended December 31, 2016 and the related notes thereto, included in its Annual Report on Form 10-K/A and the unaudited consolidated financial statements of the Company for the three months ended March 31, 2017 and the related notes thereto, included in its Quarterly Report on Form 10-Q both as filed with the Securities and Exchange Commission.

●	The audited financial statements of CCI for the years ended December 31, 2015 and 2014 as filed herewith as Exhibit 99.1 to this Form 8-K.

●	The unaudited financial statements of CCI for the three and nine months ended September 30, 2016 and 2015 as filed herewith as Exhibit 99.2 to this Form 8-K.

The purchase price allocation for CCI takes into account the information management believes is reasonable.

REIGN CORPORATION

PROFORMA CONDENSED COMBINED BALANCE SHEET

SEPTEMBER 30, 2016

(Unaudited)

			Excluded
	Reign	Coordinates	Assets and	Adjustment	Pro Forma	Pro Forma
	Corporation	Collection	Liabilities	Letter	Adjustments	Combined
	(Historical)	(Historical)	(A)
ASSETS
Current assets:
Cash	$37,955	$—	$—			$37,955
Accounts receivable	—	62,751	(62,751)			—
Inventory	742,397	5,814	(5,814)			742,397
Prepaid expenses	3,839	20,110	(20,110)			3,839
Total current assets	784,191	88,675	(88,675)			784,191

Equipment, net	6,171	13,085	(13,085)	B	32,564	38,735
Intangible assets	268,000	168,574	(168,574)	B	680,000	948,000
Goodwill	—	—	—	E	481,947	481,947
Deposits	—	8,701	(8,701)			—
Total assets	$1,058,362	$279,035	$(279,035)			$2,252,873

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$399,337	$936,209	$(936,209)			$399,337
Accrued compensation - related party	711,000	—	—			711,000
Due to related party	55,504	—	—			55,504
Cash overdraft	—	2,065	(2,065)			—
Deferred revenue	—	165,239	(165,239)			—
Short term notes payable	—	171,680	(171,680)			—
Short term notes payable - related party	—	542,234	(542,234)			—
Current portion of convertible notes payable, less unamortized debt discount	443,841	—	—			443,841
Derivative liabilities	317,988	—	—			317,988
Estimated fair value of contingent payments	—	—	—	D	424,511	424,511
Warrant liabilities	372,798	—	—			372,798
Other current liabilities	—	77,440	(77,440)			—
Total current liabilities	2,300,468	1,894,867	(1,894,867)			2,724,979
Total liabilities	2,300,468	1,894,867	(1,894,867)			2,724,979

Commitments and contingencies

Stockholders’ deficit
Preferred stock	—	—	—			—
Common stock	3,448	100	(100)	C	700	4,148
Additional paid-in-capital	4,250,489	1,588,167	(1,588,167)	C	769,300	5,019,789
Accumulated deficit	(5,496,043)	(3,204,099)	3,204,099			(5,496,043)
Total stockholders’ deficit	(1,242,106)	(1,615,832)	1,615,832			(472,106)
Total liabilities and stockholders’ deficit	$1,058,362	$279,035	$(279,035)			$2,252,873

REIGN CORPORATION

PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2016

(Unaudited)

	Reign	Coordinates	Adjustment	Pro Forma	Pro Forma
	Corporation	Collection	Letter	Adjustments	Combined
	(Historical)	(Historical)

Revenues	$—	$1,437,330		—	$1,437,330

Cost of Sales	—	661,586		—	661,586

Gross Profit	—	775,744		—	775,744

Operating expenses:
Marketing expenses	57,248	225,620		—	282,868
Stock based compensation - related party	969,785	—		—	969,785
General and administrative	541,971	867,964		—	1,409,935
Total operating expenses	1,569,004	1,093,584		—	2,662,588
Loss from operations	(1,569,004)	(317,840)		—	(1,886,844)

Other (income) expense:
Change in fair value of warrant liabilities	(66,309)	—		—	(66,309)
Change in fair value of derivative liabilities	229,005	—		—	229,005
Other income	—	(2,375)		—	(2,375)
Interest expense	433,750	119,105		—	552,855
Total other expense	596,446	116,730		—	713,176

Loss before income taxes	(2,165,450)	(434,570)		—	(2,600,020)
Income taxes	(4,016)	—		—	(4,016)

Net loss	$(2,169,466)	$(434,570)		$—	$(2,604,036)

Net loss per share, basic and diluted	$(0.06)	$(0.04)		$—	$(0.06)

Weighted average number of shares outstanding Basic and diluted	34,397,726	10,032,000	F	(3,032,000)	41,397,726

REIGN CORPORATION

PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2016

(Unaudited)

	Reign Corporation	Coordinates Collection	Adjustment Letter	Pro Forma Adjustments	Pro Forma Combined
	(Historical)	(Historical)

Revenues	$—	$342,164		—	$342,164

Cost of Sales	—	164,979		—	164,979

Gross Profit	—	177,185		—	177,185

Operating expenses:
Marketing expenses	13,398	17,056		—	30,454
Stock based compensation - related party	144,804	—		—	144,804
General and administrative	171,239	236,639		—	407,878
Total operating expenses	329,441	253,695		—	583,136
Loss from operations	(329,441)	(76,510)		—	(405,951)

Other (income) expense:
Change in fair value of warrant liabilities	(45,241)	—		—	(45,241)
Change in fair value of derivative liabilities	2,691	—		—	2,691
Interest expense	145,633	36,252		—	181,885
Total other expense	103,083	36,252		—	139,335

Loss before income taxes	(432,524)	(112,762)		—	(545,286)
Income taxes	—	—		—	—

Net loss	$(432,524)	$(112,762)		$—	$(545,286)

Net loss per share, basic and diluted	$(0.01)	$(0.01)		$—	$(0.01)

Weighted average number of shares outstanding
Basic and diluted	34,397,185	10,032,000	F	(3,032,000)	41,397,185

REIGN CORPORATION

PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2015

(Unaudited)

	Reign Corporation	Coordinates Collection	Adjustment Letter	Pro Forma Adjustments	Pro Forma Combined
	(Historical)	(Historical)

Revenues	$29,207	$3,287,056		—	$3,316,263

Cost of Sales	9,930	1,442,459		—	1,452,389

Gross Profit	19,277	1,844,597		—	1,863,874

Operating expenses:
Marketing expenses	42,990	795,817		—	838,807
Stock based compensation - related party	1,395,869	—		—	1,395,869
General and administrative	833,547	1,769,229		—	2,602,776
Total operating expenses	2,272,406	2,565,046		—	4,837,452
Loss from operations	(2,253,129)	(720,449)		—	(2,973,578)

Other expense:
Other expense	—	27,361		—	27,361
Interest expense	441,181	52,772		—	493,953
Total other expense	441,181	80,133		—	521,314

Loss before income taxes	(2,694,310)	(800,582)		—	(3,494,892)
Income taxes	—	—		—	—

Net loss	$(2,694,310)	$(800,582)		$—	$(3,494,892)

Net loss per share, basic and diluted	$(0.09)	$(0.08)		$—	$(0.09)

Weighted average number of shares outstanding
Basic and diluted	30,992,608	9,806,356	F	(2,806,356)	37,992,608

REIGN CORPORATION

NOTES AND ASSUMPTIONS TO THE UNAUDITED PROFORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 1 – ACQUISITION OF ASSETS OF CCI

On December 1, 2016, the Company acquired substantially all of the operating assets of CCI (the “Acquisition”). CCI is engaged in the marketing and distribution of Coordinates Collection and Le Bloc customized jewelry. Upon the closing of the Acquisition, the Company received substantially all of the operating assets of CCI, consisting of fixed assets and intellectual property.

The purchase price of the operating assets of CCI was the issuance 7,000,000 shares of common stock (of which 1,000,000 shares were issued to ASK Gold, a major supplier), valued at $770,000 (based on our stock price on the date of issuance). In addition, there is a cash payment of $500,000 contingent upon a future offering and earn out payments for all sales of CCI and RGNP products sold via CCI sales channels for the 2017, 2018, 2019 and 2020 calendar years. The estimated fair value of the contingent payments totaled $424,511 and was recognized as a liability in the consolidated Balance sheet as of December 31, 2016. The Company accounted for the Acquisition using the acquisition method of accounting. Such accounting generally results in increased amortization and depreciation reported in future periods.

Total Purchase Consideration:
Common stock issued	$770,000
Estimated fair value of contingent payments	424,511
$1,194,511

The following table summarizes the estimated fair values of the tangible and intangible assets acquired as of the date of Acquisition:

Net assets acquired:
Equipment	$32,564
Developed technology - website	117,500
Developed technology – Ipad application	117,500
Tradename	365,000
Proprietary design	80,000
Goodwill	481,947
$1,194,511

Goodwill is the excess of the purchase price over the fair value of the underlying net tangible and identifiable intangible assets. In accordance with applicable accounting standards, goodwill is not amortized but instead is tested for impairment at least annually or more frequently if certain indicators are present.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The unaudited proforma condensed combined financial statements have been compiled in a manner consistent with the accounting policies adopted by the Company.  The accounting policies of CCI were not deemed to be materially different to those adopted by the Company.

NOTE 3 – PROFORMA ADJUSTMENTS

The unaudited proforma condensed combined financial statements are based upon the historical financial statements of the Company and CCI and certain adjustments which the Company believes are reasonable to give effect to the Acquisition.  These adjustments are based upon currently available information and certain assumptions, and therefore the actual impacts will likely differ from the proforma adjustments.  As discussed above in Note 1, the fair value amounts assigned to the identifiable assets acquired and liabilities assumed are considered preliminary at this time.  However, the Company believes that the preliminary determination of fair value of acquired assets and assumed liabilities and other related assumptions utilized in preparing the unaudited proforma condensed combined financial statements provide a reasonable basis for presenting the proforma effects of the Acquisition.

The adjustments made in preparing the unaudited proforma condensed combined financial statements are as follows:

A.	To eliminate the assets and liabilities of CCI not subject to the Acquisition and to eliminate the equity and accumulated deficit accounts of CCI pursuant to the Acquisition.

B.	The Acquisition specified that the Company received substantially all of the operating assets of CCI, consisting of fixed assets and intellectual property (the “Assets”). The Company applied values to the Assets based on their fair market value in accordance with the principles of accounting guidance (see Note 1).

C.	The Company paid $770,000 through the issuance of 7,000,000 shares of common stock valued at $770,000 and $424,511 in contingent cash payments for the Assets for a total consideration of $1,194,511.

D.	There is a cash payment of $500,000 contingent upon a future offering and earn out payments for all sales of CCI and RGNP products sold via CCI sales channels for the 2017, 2018, 2019, and 2020 calendar years. The estimated fair value of the contingent payments totaled $424,511 and was recognized as a liability.

E.	Goodwill is the excess of the purchase price over the preliminary fair value of the underlying net tangible and identifiable intangible assets.

F.	Proforma basic and diluted loss per common share information presented in the accompanying proforma condensed combined statements of operations for the three and nine months ended September 30, 2016 is based on the weighted average number of common shares which would have been outstanding during the periods had the Acquisition occurred on the first day of the period presented.

Summary of Pro Forma Adjustment shares:

	Nine Months Ended September 30, 2016	Three Months Ended September 30, 2016	For the Year Ended December 31, 2015
Shares issued due to acquisition	7,000,000	7,000,000	7,000,000
Less: elimination of CCI shares due to acquisition	(10,032,000)	(10,032,000)	(9,806,356)
Pro Forma Adjustment of shares outstanding due to acquisition	(3,032,000)	(3,032,000)	(2,806,356)

The unaudited proforma condensed combined financial statements do not include any adjustment of non-recurring costs incurred or to be incurred after December 1, 2016 by both the Company and CCI to consummate the Acquisition, except as noted above. Acquisition costs include fees payable for investment banking services, legal fees, accounting, and auditing fees. Such costs will be expenses as incurred.